UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 17, 2018

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

10990 Wilshire Blvd., Penthouse Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 734-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2018, Barington/Hilco Acquisition Corp. (“BHAC”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was no long in compliance with the Nasdaq Listing Rules (the “Rules”) because it had not timely filed its Form 10-K for the period ended December 31, 2017 or its Form 10-Q for the period ended March 31, 2018. Nasdaq further advised that under its Rules, BHAC until June 18, 2018 to submit a plan to regain compliance which, if accepted by Nasdaq, could permit BHAC up to 180 calendar days from April 15, 2018, or until October 15, 2018, to regain compliance. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of BHAC’s securities on the NASDAQ Capital Market.

BHAC intends to file its Annual Report on Form 10-K for the period ended December 31, 2017 and the Interim Report on Form 10-Q for the quarter ended March 31, 2018, on or about May 31, 2018 or as soon thereafter as is practicable.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Press release dated May 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2018	BARINGTON/HILCO ACQUISITION CORP.

	By:	/s/ Paul Abramowitz

Name: Paul Abramowitz

Title: Chief Executive Officer